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                                                                    EXHIBIT 10.1






                        DEVELOPMENT AND LICENSE AGREEMENT


                                 BY AND BETWEEN


                                 CIMA LABS INC.



                                       AND



                          AVENTIS PHARMACEUTICALS INC.






                           DATED AS OF AUGUST 1, 2001





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August 1, 2001

                        DEVELOPMENT AND LICENSE AGREEMENT

         This DEVELOPMENT AND LICENSE AGREEMENT ("this Agreement"), dated as of August 1, 2001 is by and between CIMA LABS INC., a Delaware corporation ("CIMA"), and AVENTIS PHARMACEUTICALS Inc., a Delaware corporation ("AVENTIS").

                                   WITNESSETH

         WHEREAS, CIMA is engaged, among other things, in the business of research, development, manufacturing and commercialization of pharmaceutical products through its proprietary drug delivery technologies;

         WHEREAS, AVENTIS is engaged, among other things, in the business of researching, developing, manufacturing, marketing and commercializing of pharmaceutical products;

         WHEREAS, subject to the terms and conditions set forth in this Agreement, CIMA and AVENTIS wish to collaborate in the development and manufacture of a certain prescription product owned by AVENTIS; and

         WHEREAS, subject to the terms and conditions set forth in this Agreement, CIMA wishes to license to AVENTIS and AVENTIS wishes to license from CIMA rights to CIMA's OraSolv(R) technology for use with such prescription product.

         NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

                                    SECTION 1

                                   DEFINITIONS

         For purposes of this Agreement, the following terms shall have the meanings set forth below:

         "Activities" shall mean the development of the Product in the Territory as contemplated by this Agreement.

         "Affiliates" shall mean, with respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with, such other Person. For purposes hereof, the term "controlled" (including the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the direct or indirect ability or power to direct or cause the direction of management policies of such Person or otherwise direct the affairs of such Person, whether through ownership of voting securities or otherwise.

         "Annual Net Sales" shall mean, for any Year, the Net Sales for such Year.

         "Active Pharmaceutical Ingredient or API" shall mean the active ingredient fexofenadine.

         "AVENTIS" shall have the meaning given in the preamble and shall include its Affiliates.


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         "AVENTIS Trademarks" shall have the meaning given in Section 8.9(c).


         "cGMP" shall mean current Good Manufacturing Practices, as determined by the FDA from time to time.


         "CIMA" shall have the meaning given in the preamble and shall include its Affiliates.


         "CIMA Intellectual Property" shall mean, collectively, 1) the CIMA Patents, and 2) the CIMA Technology.


         "CIMA Patents" shall mean U.S. Patents 5,178,878, 6,024,981, 6,155,423, and 6,221,392 (entitled 'Effervescent Dosage Form with Microparticles', 'Rapidly Dissolving Robust Dosage Form', 'Blister Package and Packaged Tablet' and 'Rapidly Dissolving Robust Dosage Form' respectively) and any patents and patent applications resulting therefrom, including any foreign counterparts, extension, reissue, renewal, reexamination or continuation-in-part of such patent or patent application.


         "CIMA Technology" shall mean all of CIMA's trade secrets, technology, know-how and all other information necessary or desirable for the manufacture of the Product including, without limitation, that related to CIMA's OraSolv(R) and PakSolv(TM) technologies.


         "CIMA Trademarks" shall mean the CIMA(R), the CIMA(TM), DuraSolv(TM), OraSolv(R), and PakSolv(TM) trademarks.


         "Damages" shall mean any and all actions, costs, losses, claims, liabilities, fines, penalties, demands, damages and expenses, court costs, and reasonable fees and disbursements of counsel, consultants and expert witnesses incurred by a party hereto (including interest which may be imposed in connection therewith) but shall not include incidental, consequential, special or punitive damages.


         "Defective" shall mean, as to the Product, the failure of such to strictly conform to the Specifications and all applicable laws and regulations, including, without limitation, FDA regulatory filings and cGMP.


         "Development Schedule" shall mean the schedule of development activities set forth on Schedule A hereto.


         "Effective Date" shall mean the date of this Agreement.


         "FDA" shall mean the United States Food and Drug Administration.


         "Force Majeure" shall mean acts of God, explosion, fire, flood, tornadoes, thunderstorms, earthquake or tremor, war whether declared or not, civil strife, riots, embargo, losses or shortages of power, labor stoppage, substance shortages, currency restrictions, or events caused by reason of laws, regulations or orders by any government, governmental agency or instrumentality or by any other supervening or unforeseeable circumstances reasonably beyond the control of each party.


         "Indemnified Party" shall have the meaning given in Section 9.2 hereof.



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         "Indemnifying Party" shall have the meaning given in Section 9.2 hereof.


         "Launch" shall mean the date when the Product is first made commercially available by AVENTIS within the Territory.


         "Licensed Assets" shall have the meaning set forth in Section 2.1 hereof.


         "Net Sales" shall mean gross sales of Products sold by AVENTIS and its respective Affiliates and licensees to third parties in the Territory, less the total of (a) trade, cash, and/or quantity discounts; (b) excise, sales and other consumption taxes and customs duties to the extent included in the invoice price; (c) freight, insurance and other transportation charges to the extent included in the invoice price; (d) amounts repaid or credited by reason of rejections and defects; (e) returns and retroactive price reductions; and (f) compulsory payments and rebates, accrued, paid or deducted pursuant to agreements (including, but not limited to, managed care agreements).


         "OraSolv(R)" shall mean CIMA's orally disintegrating tablet formulations and related technology as described in the CIMA Patents.


         "PDMA" shall mean the Prescription Drug Marketing Act of 1987, as amended from time to time, together with any rules or regulations promulgated thereunder.


         "Person" shall mean a natural person, a corporation, a partnership, a trust, a joint venture, a limited liability company, any governmental authority or any other entity or organization.


         "Product" shall mean pharmaceutical preparations containing the Active Pharmaceutical Ingredient as the sole ingredient formulated with the OraSolv(R) technology in final packaged form ready for sale to customers in the Territory.


         "Quarter" shall mean, as the case may be, the three months ending on March 31, June 30, September 30 or December 31 in any Year.


         "Specifications" shall mean, at any time, the specifications for the Product that are agreed to from time to time by AVENTIS and CIMA.


         "Territory" shall mean the entire world.


         "Valid Claim" shall mean a claim which, but for the license granted hereunder, would be infringed by AVENTIS' use, manufacture or sale of a Product, and which is covered by an issued unexpired patent included within the CIMA Patents which has not been held invalid or unenforceable by a decision of a court or governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and which has not been disclaimed, denied or admitted to be invalid or unenforceable by the owner through reissue , disclaimer or otherwise.


         "Year" shall mean a calendar year during the term of this Agreement.



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                                    SECTION 2

                        GRANT OF LICENSES; LICENSE OPTION


         2.1 Grant of Licenses.

         (a) CIMA hereby grants to AVENTIS an exclusive license, even as to CIMA (except to the extent necessary for CIMA to fulfill its responsibilities under this Agreement, including without limitation in connection with the Activities and to make or have made Product for Aventis or its Affiliates or sublicensees), to the following assets (such assets are referred to herein collectively as the "Licensed Assets"):

              (i) all current and future regulatory filings, approvals, registrations and governmental authorizations obtained by CIMA that relate to the Product in the Territory;

              (ii)   the CIMA Intellectual Property; and

              (iii)  the CIMA Trademarks,

for the term of this Agreement to make, have made, use, market, distribute, import, sell, have sold or offer for sale the Product in the Territory .

         (b) The license to AVENTIS will be exclusive in that (i) CIMA will not grant to any Person in the Territory during the term of this Agreement any licenses for the Licensed Assets with respect to products containing the Active Pharmaceutical Ingredient, and (ii) CIMA will not itself use the Licensed Assets in the Territory during the term of this Agreement to make, have made, use , import, sell, have sold or offer for sale any product containing the Active Pharmaceutical Ingredient except as permitted in Section 2.1 above.

         2.2 Sublicenses. AVENTIS shall have the right to extend the licenses granted pursuant to this Section 2 in whole or in part to any Affiliate of AVENTIS, provided that AVENTIS is not then in default with respect to any of its obligations to CIMA under this Agreement. All the terms and provisions of this Agreement shall apply to the Affiliate to which this license has been extended to the same extent as they apply to AVENTIS, and the operations of the Affiliate shall be deemed to be the operations of AVENTIS and AVENTIS shall account therefore and be responsible for the performance by such Affiliate of all of its obligations hereunder. In addition, AVENTIS shall have the right to extend the licenses granted pursuant to this Section 2 in whole or in part to Persons who are not Affiliates of AVENTIS with the prior written consent of CIMA, such consent not to be unreasonably withheld or delayed, provided that AVENTIS is not then in default with respect to any of its material obligations to CIMA under this Agreement. All the terms and provisions of this Agreement shall apply to such sublicensee to the same extent as they apply to AVENTIS and the operations of any such authorized Person shall be deemed to be the operations of AVENTIS and AVENTIS shall account therefore and be responsible for the performance of such Person of all of its obligations hereunder.



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         2.3 Development, Marketing, Distribution and Sale. Prior to and after the Launch, AVENTIS shall use its commercially reasonable efforts to market, distribute and sell the Product in the Territory. Such efforts shall be consistent with industry norms, given the product profile, product potential and the state of the market at Launch and as it develops after Launch.

                                    SECTION 3

                               PRODUCT DEVELOPMENT

         3.1 Obligations of CIMA. CIMA shall use commercially reasonable efforts to satisfactorily perform each of the development activities set forth on Schedule A and shall complete such activities within the timeframes set forth on Schedule A.

         3.2 Obligations of AVENTIS. AVENTIS shall, in a timely fashion, pay CIMA the development fees noted in Schedule A.

         3.3 Regulatory Matters. All Product supplied to AVENTIS shall be produced under cGMP and in accordance with the Specifications. CIMA shall furnish AVENTIS with a Certificate of Analysis with a cGMP statement to demonstrate that each shipment of Product has been manufactured under cGMP and in accordance with the Specifications. In addition, AVENTIS reserves the right, at its own expense, to audit the facility of CIMA, including its processes, records and other facets of the operation as may be necessary to assure that all applicable regulations have been complied with and the Specifications have been met. CIMA shall permit duly authorized representatives of AVENTIS to audit all manufacturing and processing operations related to this Agreement at reasonable times with a prior appointment. The right to audit shall commence with the Effective Date. These audits will be conducted to assure compliance with all pertinent acts, regulations, and guidelines promulgated by the FDA and other regulatory authorities, as well as standards then in effect in the regulatory environment. Such audits will be permitted during normal business hours and will be performed with a minimum of disruption.

                                    SECTION 4

             ROYALTY, TECHNOLOGY DEVELOPMENT AND MILESTONE PAYMENTS


         4.1 Royalty, Technology Development and Milestone Payments.


               (a) In partial consideration of the licenses granted in Section 2.1, AVENTIS shall make royalty payments to CIMA in the amounts set forth on Schedule B.


               (b) In partial consideration of the licenses granted in Section
2.1 and the Activities performed by CIMA, AVENTIS shall make the technology development and milestone payments to CIMA as set forth on Schedule C.

               (c) In the event that sales of Product in the United States are to be made through [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED


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SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***], rather than
[***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] as currently contemplated by the Parties, AVENTIS and CIMA agree to re-negotiate in good faith the [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] this Agreement.


         4.2 Records and Audit. AVENTIS and its Affiliates shall keep true and accurate books of account containing all particulars that may be necessary for the purpose of showing the amounts payable to CIMA hereunder. Such books and the supporting data shall be open, at all reasonable times and upon reasonable notice during the term of this Agreement and for two (2) Years after its termination, to the inspection by a firm of certified public accountants selected by CIMA and reasonably acceptable to AVENTIS, for the limited purpose of verifying AVENTIS' royalty statements; provided, however, that such examination shall not take place more often than once each Year and shall not cover more than the preceding two (2) Years, with no right to audit any period previously audited. Except as otherwise provided in this Section, the cost of any such examination shall be paid by CIMA. In the event that any such inspection reveals a deficiency in excess of [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] of the reported royalty for the period covered by the inspection, AVENTIS shall promptly pay CIMA the deficiency, plus interest at the rate of [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] per annum (which interest shall accrue from the date any such payment was originally due) and shall reimburse CIMA for the reasonable fees and expenses paid to such accountants in connection with their inspection. In the event that any such inspection reveals a deficiency of [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] of the reported royalty for the period covered by the inspection, AVENTIS shall promptly pay CIMA the deficiency, plus interest at the rate of [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] per annum (which interest shall accrue from the date any such payment was originally due) and shall reimburse CIMA for [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] the reasonable fees and expenses paid to such accountants in connection with their inspection. In the event that any such inspection reveals a deficiency that is less than [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] of the reported royalty for the period covered by the inspection, AVENTIS shall promptly pay CIMA the deficiency, plus interest at the rate of [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] per annum (which interest shall accrue from the date any such payment was originally due). In the event that any such inspection reveals any overpayment by AVENTIS to CIMA, CIMA shall promptly pay AVENTIS the difference between what was due and the overpayment, plus interest at the rate of [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] per annum (which interest shall accrue from the date any such payment was

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originally due). The parties agree that neither party shall be required to retain books and records with respect to the above other than books and records relating to the current Year and the immediately preceding two (2) Years.

         4.3 Quarterly Reports and Payment of Royalties. AVENTIS shall, within forty-five (45) days after the end of each Quarter, deliver to CIMA a written report (the "Royalty Statement") describing: (i) the Net Sales during the Quarter; and 2) the calculation used to determine the total royalties due for the Quarter pursuant to Section 4.1 (a). AVENTIS shall pay such royalties in United States dollars within sixty (60) days after the end of each Quarter by wire transfer or such other method as CIMA may designate. If no royalties are due, AVENTIS shall so report. In those cases where the amount due is calculated based on one or more currencies other than the US dollar, the amount due in US dollars shall be calculated using the average rate of exchange for such currencies, as quoted in the Financial Times, for the last business day of each of the three months in the calendar quarter to which such payment pertains.

         4.4 Term of Royalty. AVENTIS' royalty obligations to CIMA hereunder shall terminate upon the later of (i) ten (10) years from the Effective Date of this Agreement or (ii) on a country-by-country basis, on the expiration date in such country of the last to expire of issued CIMA Patents which include at least one Valid Claim covering the manufacture, sale or use of the Product in such country. Notwithstanding anything to the contrary contained in the previous sentence, the Parties agree that in the event that (a) the ten (10) year period referred to in (i) above has not expired and a Valid Claim does not exist covering the manufacture, sale or use of the Product and (b) a third party commences the sale of a product containing the API and CIMA Technology in a country where a Valid Claim does not exist, then AVENTIS shall not owe CIMA any royalties for its sale of Products in such country until the third party sale ceases. Upon expiration or termination of AVENTIS' royalty obligation in any country, AVENTIS shall have the royalty-free right in that country to continue using the CIMA Technology furnished hereunder in that country.




                                    SECTION 5


                                SUPPLY OF PRODUCT


         5.1 Supply Agreement. After the Effective Date hereof, the parties shall enter into good faith negotiations for commercial supply of Product by CIMA to AVENTIS. The supply agreement shall have an initial term of [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***], which term shall commence from the first shipment of commercial Product (the "Initial Term"). On the [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] anniversary of the Initial Term, AVENTIS shall notify CIMA whether it (i) [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] of the Product, (ii) [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***]


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after the expiration of the Initial Term or (iii) [***CONFIDENTIAL TREATMENT
REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***], or other period of time as the parties shall mutually agree, after the expiration of the Initial Term. When AVENTIS notifies CIMA that it desires to proceed with either (i), (ii) or (iii), then AVENTIS shall pay CIMA the technology transfer fee(s) set forth in Section 5.2 below. During the term of the supply agreement, AVENTIS shall provide the [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] for the manufacturing of tablets of Product. The supply agreement will contain provisions consistent with CIMA's supply agreements between CIMA and its other major pharmaceutical partners and otherwise acceptable to the parties. CIMA's prices for supplying Product to Aventis shall not exceed the prices in Schedule D; provided however such prices may be increased annually based upon increases in a Producer Price Index (details to be included in the Supply Agreement) not to exceed [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] per year.


         5.2 [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] AVENTIS. When AVENTIS notifies CIMA that it intends to [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] of the Product pursuant to Section 5.1 (i) or (ii) above, AVENTIS shall pay CIMA the following: (i) [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] at the time AVENTIS notifies CIMA of its [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] of the Product (which payment shall be refundable to AVENTIS if CIMA does not adhere to the below mentioned schedule other than by reason of a Force Majeure event or the actions or inactions of AVENTIS) and (ii) [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] upon the successful completion of the [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] of Product and [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] upon the successful completion of the [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] of Product pursuant to the schedule agreed to between the parties, which, in any event, shall not exceed [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] from the date AVENTIS first notifies CIMA of its [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] of the Product. In the event that AVENTIS notifies CIMA that it [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] of the Product pursuant to Section 5.1 (iii) above, AVENTIS shall pay CIMA the following: (i) [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] at the time


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AVENTIS notifies CIMA of its [***CONFIDENTIAL TREATMENT REQUESTED, PORTION
OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] of the Product and (ii) [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] upon the successful completion of the [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] of Product and [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] upon the successful completion of the [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] of Product, pursuant to the schedule agreed between the parties, which, in any event, shall not exceed [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] from the date AVENTIS first notifies CIMA of it's [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] of the Product. . The parties agree that successful completion of the [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] of Product shall include, inter alia, at least [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] batches, manufactured according to the manufacturing batch record and meeting the requirement of the validation protocol for certain critical parameters that may affect Product safety, quality or efficacy. In addition, AVENTIS shall pay to CIMA 100% of CIMA's reasonable expenses for activities requested by AVENTIS related to [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] including CIMA's personnel time for [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***]. CIMA's personnel will be charged out at a daily full time equivalent rate of [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***], which shall include at least an [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***].


                                    SECTION 6


                     REPRESENTATIONS AND WARRANTIES OF CIMA


         CIMA hereby represents and warrants to AVENTIS that:


         6.1 Organization, Power and Authority. CIMA is a corporation duly organized and validly existing under the laws of the State of Delaware. CIMA has all necessary corporate power and authority to enter into, and be bound by the terms and conditions of, this Agreement, and to license the Licensed Assets to AVENTIS pursuant hereto.

         6.2 Due Authority; No Breach. The execution, delivery and performance by CIMA of this Agreement and the performance of the transactions contemplated hereby, have been duly authorized by all necessary corporate action by CIMA. Neither the execution and delivery of this Agreement, nor the performance of the obligations contemplated hereby, will (i) conflict with or result in any violation of or constitute a breach of any of the terms or provisions of, or result in the acceleration of any obligation under, or constitute a default under any provision of the articles of incorporation or by-laws of CIMA or any material contract or any other material obligation to which CIMA is a party or to which it is subject or bound, or (ii) violate any judgment, order, injunction, decree or award of any court, administrative agency, arbitrator or governmental body against, or affecting or binding upon, CIMA or upon the securities, property or business of CIMA, or (iii) constitute a violation by CIMA of any applicable law or regulation of any jurisdiction as such law or regulation relates to CIMA, or to the property or business of CIMA except for such conflict, acceleration, default, breach or violation that is not reasonably likely to have a material adverse effect on CIMA's ability to perform its obligations under this Agreement.


         6.3 Intellectual Property. CIMA is the lawful owner of the Licensed Assets and CIMA can license the Licensed Assets without the consent of any third party. There is no pending or, to its knowledge, overtly threatened claim against CIMA asserting that any of the Licensed Assets infringes or violates the rights of third parties or that AVENTIS, by practicing under the Licensed Assets in performing the Activities, would violate any of the intellectual property rights of any third party, and nothing has come to the attention of CIMA which has, or reasonably should have, led CIMA to believe that any of the Licensed Assets infringes or violates the right of third parties. CIMA is not aware of and has not received any communications challenging the ownership, validity or effectiveness of any of the Licensed Assets. CIMA has not granted any right to any third party relating to the Activities which would violate the terms of or conflict with the rights granted to AVENTIS pursuant to this Agreement.


         6.4 Technology Rights. The CIMA Intellectual Property, when combined with the Active Pharmaceutical Ingredient, to the best of CIMA's knowledge, includes all the technology, patents, know-how, trade secrets and other intellectual property necessary or desirable to manufacture the Product.


         6.5 Litigation. As of the Effective Date of this Agreement, CIMA is not aware of any pending or threatened judicial, administrative or arbitral actions, claims, suits or proceedings against CIMA relating to the Activities or the Licensed Assets which, either individually or together with any other, would have a material adverse effect on the Activities or the Licensed Assets or the ability of CIMA to perform its obligations under this Agreement.

         6.6 Governmental Approval. No consent, approval, waiver, order or authorization of, or registration, declaration or filing with, any governmental authority is required in connection with the execution and delivery of this Agreement by CIMA.

                                    SECTION 7

                    REPRESENTATIONS AND WARRANTIES OF AVENTIS


         AVENTIS represents and warrants to CIMA that:


         7.1 Organization, Power and Authority. AVENTIS is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. AVENTIS has all necessary corporate power and authority to enter into, and be bound by the terms and conditions of, this Agreement and to license the Licensed Assets from CIMA.


         7.2 Due Authority; No Breach. The execution, delivery and performance by AVENTIS of this Agreement and the performance of the transactions contemplated hereby have been duly authorized by all necessary corporate action by AVENTIS. Neither the execution and delivery of this Agreement by AVENTIS, nor the performance of the obligations contemplated hereby, will (i) conflict with or result in any violation of or constitute a breach of any of the terms or provisions of, or result in the acceleration of any obligation under, or constitute a default under any provision of its articles of incorporation or by-laws or any material contract or any other material obligation to which AVENTIS is a party or to which it is subject or bound, or (ii) violate any judgment, order, injunction, decree or award of any court, administrative agency, arbitrator or government body against, or affecting or binding upon, AVENTIS or upon the securities, property or business of AVENTIS, or (iii) constitute a violation by AVENTIS of any applicable law or regulation of any jurisdiction as such law or regulation relates to AVENTIS or to the property or business of AVENTIS, except for such conflict, acceleration, default, breach or violation that is not reasonably likely to have a material adverse effect on AVENTIS' ability to perform its obligations under this Agreement.


         7.3 Litigation. As of the Effective Date of this Agreement, AVENTIS is not aware of any pending or threatened judicial, administrative or arbitral actions, claims, suits or proceedings against AVENTIS which, either individually or together with any other, will have a material adverse effect on the ability of AVENTIS to perform its obligations under this Agreement or any agreement or instrument contemplated hereby.


         7.4 Governmental Approval. No consent, approval, waiver, order or authorization of, or registration, declaration or filing with, any governmental authority is required in connection with the execution and delivery of this Agreement by AVENTIS.


                                    SECTION 8

               ADDITIONAL COVENANTS AND AGREEMENTS OF THE PARTIES


         8.1 Governmental Filings. CIMA and AVENTIS each agree to prepare and file whatever filings, listings, requests or applications are required to be filed with any governmental authority in connection with this Agreement or the Product and to cooperate with one another as reasonably necessary to accomplish the foregoing.


         8.2 Compliance with Law. AVENTIS and CIMA shall each comply with all federal, state and local laws and regulations applicable to developing, approving, manufacturing, marketing and selling the Product in the Territory and the Licensed Assets or the performance of their respective obligations hereunder. CIMA and AVENTIS each shall keep all records and reports required to be kept by applicable laws and regulations, and each shall make its facilities available at reasonable times during business hours for inspection by representatives of governmental agencies. CIMA and AVENTIS each shall notify the other within forty-eight (48) hours of receipt of any notice or any other indication whatsoever of any FDA or other governmental agency inspection, investigation or other inquiry, or other material notice or communication of any type, involving the Product. AVENTIS and CIMA shall cooperate with each other during any such inspection, investigation or other inquiry including, but not limited to, allowing upon request a representative of the other to be present during the applicable portions of any such inspection, investigation or other inquiry and providing copies of all relevant documents. AVENTIS and CIMA shall discuss any written response to observations or notifications received in connection with any such inspection, investigation or other inquiry and each shall give the other an opportunity to comment upon any proposed response before it is made. In the event of disagreement concerning the form or content of such response, however, CIMA shall be responsible for deciding the appropriate form and content of any response with respect to any of its cited activities and AVENTIS shall be responsible for deciding the appropriate form and content of any response with respect to any of its cited activities.

         8.3 Recall. AVENTIS shall advise CIMA of its decision concerning any recall or withdrawal of the Product from the market. CIMA shall bear the costs (including but not limited to, shipping and product replacement) for any recall or withdrawal due to CIMA's failure to comply with this Agreement. The costs for any other recall or withdrawal shall be the responsibility of AVENTIS.


         8.4 Confidentiality. AVENTIS shall treat as confidential the Licensed Assets and all other confidential or proprietary information of CIMA of which AVENTIS becomes aware in connection with this Agreement (collectively, "CIMA Proprietary Information"). AVENTIS shall neither disclose CIMA Proprietary Information to any third party nor use CIMA Proprietary Information for any purpose other than as set forth in this Agreement. CIMA shall treat as confidential all confidential or proprietary information of AVENTIS of which CIMA becomes aware in connection with this Agreement (collectively, "AVENTIS Proprietary Information"). CIMA shall neither disclose AVENTIS Proprietary Information to any third party nor use AVENTIS Proprietary Information for any purpose other than as set forth in this Agreement. Nothing contained herein will in any way restrict or impair either party's (the "Using Party's") right to use, disclose or otherwise deal with any Proprietary Information of the other party which:


                  (a) at the time of disclosure is known to the public or thereafter becomes known to the public by publication or otherwise through no fault of the Using Party;


                  (b) the Using Party can establish was in its possession prior to the time of the disclosure and was not obtained directly or indirectly from the other party;


                  (c) is independently made available as a matter of right to the Using Party by a third party who is not thereby in violation of a confidential relationship with the other party;

                  (d) is developed by the Using Party independently of the Proprietary Information received from the other party and the Using Party can establish such development; or


                  (e) is information required to be disclosed by legal or regulatory process; provided, in each case the Using Party timely informs the other party and uses reasonable efforts to limit the disclosure and maintain confidentiality to the extent possible and permits the other party to intervene and contest or attempt to limit the disclosure.


AVENTIS shall obtain no right or license of any kind under the CIMA Proprietary Information except as set forth in this Agreement. CIMA shall obtain no right or license of any kind under the AVENTIS Proprietary Information except as set forth in this Agreement.


         8.5 Expenses. CIMA and AVENTIS shall each bear their own direct and indirect expenses incurred in connection with the negotiation and preparation of this Agreement and, except as set forth in this Agreement, the performance of the obligations contemplated hereby.


         8.6 Publicity. The parties agree that no publicity release or announcement concerning the transactions contemplated hereby shall be issued without the advance written consent of the other, except as such release or announcement may be required by law, including but not limited to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, in which case the party making the release or announcement shall, before making any such release or announcement, afford the other party a reasonable opportunity to review and comment upon such release or announcement.

         8.7 Cooperation. If either party shall become engaged in or participate in any investigation, claim, litigation or other proceeding with any third party, including the FDA, relating in any way to the Product or any of the Licensed Assets, the other party shall cooperate in all reasonable respects with such party in connection therewith, including, without limitation, using its reasonable efforts to make available to the other such employees who may be helpful with respect to such investigation, claim, litigation or other proceeding.


         8.8 Conflicting Rights. CIMA shall not grant any right to any third party relating to the Activities which would violate the terms of or conflict with the rights granted to AVENTIS pursuant to this Agreement.


         8.9 Patent and Trademark Maintenance.


                  (a) CIMA shall be solely responsible for filing, prosecuting, and maintaining all of the CIMA Patents, and CIMA shall pay the costs associated therewith. CIMA shall file, prosecute, and maintain all CIMA Patents so as to fully continue the benefits under the licenses granted to AVENTIS hereunder. CIMA may, however, discontinue prosecuting and maintaining any CIMA Patent if (i) CIMA has a valid business reason to do so, and (ii) obtains the prior written approval of AVENTIS, such approval not to be unreasonably withheld or delayed.


                  (b) CIMA shall be solely responsible for filing, prosecuting, and maintaining all CIMA Trademarks, and CIMA shall pay the costs associated therewith. All registrations, variations, logos, goodwill and other rights under or acquired through use of the CIMA Trademarks shall accrue and belong to CIMA. Except as provided herein, AVENTIS shall have no rights to use the CIMA Trademarks. AVENTIS will not use in its business, in or outside of the Territory, any other mark or name which is similar to or nearly resembles any of the CIMA Trademarks as to be likely to cause deception or confusion. AVENTIS recognizes that CIMA is the owner of all CIMA Trademarks used in commerce to indicate the source of the CIMA Intellectual Property and agrees that the CIMA Trademarks shall remain vested in CIMA both during the term of this Agreement and thereafter. AVENTIS shall not contest the validity of the CIMA Trademarks or CIMA's ownership of the CIMA Trademarks. Use of the CIMA Trademarks by AVENTIS in conjunction with the development, marketing, selling and distribution of the Product and all goodwill related thereto shall inure to the benefit of CIMA for purposes of building the longevity and extent of use of the CIMA Trademarks.


                  (c) AVENTIS shall be solely responsible for filing, prosecuting, and maintaining all trademarks it develops or owns for the Product (the "AVENTIS Trademarks"), and AVENTIS shall pay the costs associated therewith. All registrations, variations, logos, goodwill and other rights under or acquired through use of the AVENTIS Trademarks shall accrue and belong to AVENTIS. CIMA shall have no rights to use the AVENTIS Trademarks. CIMA will not use in its business, in or outside of the Territory, any other mark or name which is similar to or nearly resembles the AVENTIS Trademarks in use by AVENTIS in a manner that is likely to cause deception or confusion. CIMA recognizes that AVENTIS is the owner of all of the AVENTIS Trademarks used in commerce to indicate the source of the Product and agrees that the AVENTIS Trademarks shall remain vested in AVENTIS both during the term of this

         Agreement and thereafter. CIMA shall not contest the validity of the AVENTIS Trademarks or AVENTIS' ownership of the AVENTIS Trademarks. Use of the AVENTIS Trademarks by AVENTIS in conjunction with the manufacture, use, and sale of the Product and all goodwill related thereto shall inure to the benefit of AVENTIS for purposes of building the longevity and extent of use of the AVENTIS Trademarks.


                  (d) AVENTIS and CIMA agree that, where applicable, all packaging of the Product shall: (i) identify the number of the CIMA Patents and CIMA as the owner thereof; and (ii) include CIMA's logo on the front, back or either side of the carton for Product for sale in the United States.


         8.10 Infringement; Enforcement of Proprietary Rights.


                  (a) Infringement of Patent Rights. Each party shall promptly notify the other of any alleged infringement by third parties of any CIMA Patent and provide any information available to that party relating to such alleged infringement. CIMA shall investigate such alleged infringement and shall have the first right, but not the obligation, to end any infringement of such rights that materially affect AVENTIS' rights pursuant to this Agreement, including, but not limited to, bringing suit against such third party infringer at its own expense. In the event that CIMA does not bring suit against such third party infringer, AVENTIS may, at its own expense, bring suit against such third party infringer on CIMA's behalf.


                  (b) Procedures. No settlement, consent judgment or other voluntary final disposition of any suit contemplated by Section 8.10(a) may be entered into without the consent of each party, which consent shall not be unreasonably withheld or delayed. Any recovery of damages in any such suit shall be retained by the party bearing the costs of such suit. In the event of any infringement suit against a third party brought by either party pursuant to this Section 8.10, the party not bringing such suit shall cooperate in all respects, execute any documents reasonably necessary to permit the other party to prosecute such suit, and to the extent reasonable shall make available its employees and relevant records to provide evidence for such suit.


                  8.11 Referral of Orders and Inquiries. CIMA shall refer all Persons sending orders or making inquiries regarding the Product within the Territory to AVENTIS and shall promptly notify AVENTIS of the name of each such Person and the nature of the inquiry of such Person.

                  8.12 Ownership.


                  (a) Subject to the license rights granted hereunder, ownership of CIMA Proprietary Information, CIMA Intellectual Property and CIMA Trademarks shall remain with CIMA and ownership of AVENTIS Proprietary Information, AVENTIS Intellectual Property and AVENTIS Trademarks shall remain with AVENTIS. Nothing herein is intended to transfer the ownership of any party's confidential information, know-how, or patent rights to the other party. In addition, each party to this Agreement maintains the right to use its own confidential information, know-how, or patent rights, for any purpose, except as specifically restricted herein.


                  (b) Inventorship of inventions arising from the Activities in the development process contemplated by this Agreement shall be determined in accordance with the patent laws of the United States. All employees of either Party who shall be deemed inventors under such law shall be named as inventors on the relevant patent applications. Each Party shall ensure that its employees are under an obligation to properly assign any such invention to the respective Party.


                  (c) AVENTIS and CIMA agree that all right, title and interest to any improvements made to a respective originating party's know-how and/or patent rights by either party under this Agreement shall reside with the originating party of such know-how and/or patent rights. As such, if such improvements are made, conceived, or reduced to practice by such non-originating party, such non-originating party shall assist the originating party in perfecting, where applicable, all right, title and interest, including, but not limited to the prosecution and assignment of any patentable intellectual property rights thereto to such improvements, at the originating party's expense.


                  (d) The parties further agree and acknowledge that any and all data and information generated under the Activities set forth in Schedule A or under the Formulation Agreement shall belong to AVENTIS.


                                    SECTION 9

                                 INDEMNIFICATION


         9.1 Indemnification.


                  (a) CIMA shall indemnify, defend and hold AVENTIS (and its directors, officers, employees, and Affiliates) harmless from and against any and all Damages incurred or suffered by AVENTIS (and its directors, officers, employees, and Affiliates) as a consequence of:




                           (i) any breach of any representation or warranty made
                  by CIMA in this Agreement;


                           (ii) any failure to perform duly and punctually any
                  covenant, agreement or undertaking on the part of CIMA contained in this Agreement; or


                           (iii) any act or omission of CIMA with respect to the
                  operation of CIMA's business or the handling, manufacturing, or use of the Product by CIMA.


                  (b) AVENTIS shall indemnify, defend and hold CIMA (and its directors, officers, employees, and Affiliates) harmless from and against any and all Damages incurred or suffered by CIMA (and its directors, officers, employees, and Affiliates) as a consequence of:

                           (i) any breach of any representation or warranty made
                  by AVENTIS in this Agreement;


                           (ii) any failure to perform duly and punctually any
                  covenant, agreement or undertaking on the part of AVENTIS contained in this Agreement; or


                           (iii) any act or omission of AVENTIS with respect to
                  the operation of AVENTIS' business or the handling, manufacturing, sale, consumption or use of the Product by AVENTIS.


         9.2 Notice and Opportunity To Defend. Promptly after receipt by a party hereto of notice of any claim which could give rise to a right to indemnification pursuant to Section 9.1, such party (the "Indemnified Party") shall give the other party (the "Indemnifying Party") written notice describing the claim in reasonable detail. The failure of an Indemnified Party to give notice in the manner provided herein shall not relieve the Indemnifying Party of its obligations under this Section, except to the extent that such failure to give notice materially prejudices the Indemnifying Party's ability to defend such claim. The Indemnifying Party shall have the right, at its option, to compromise or defend, at its own expense and by its own counsel, any such matter involving the asserted liability of the party seeking such indemnification. If the Indemnifying Party shall undertake to compromise or defend any such asserted liability, it shall promptly (and in any event not less than 10 days after receipt of the Indemnified Party's original notice) notify the Indemnified Party in writing of its intention to do so, and the Indemnified Party agrees to cooperate fully with the Indemnifying Party and its counsel in the compromise or defense against any such asserted liability. All reasonable costs and expenses incurred in connection with such cooperation shall be borne by the Indemnifying Party. If the Indemnifying Party elects not to compromise or defend the asserted liability, fails to notify the Indemnified Party of its election to compromise or defend as herein provided, fails to admit its obligation to indemnify under this Agreement with respect to the claim, or, if in the reasonable opinion of the Indemnified Party, the claim could result in the Indemnified Party becoming subject to injunctive relief or relief other than the payment of money damages that could materially adversely affect the ongoing business of the Indemnified Party in any manner, the Indemnified Party shall have the right, at its option, to pay, compromise or defend such asserted liability by its own counsel and its reasonable costs and expenses shall be included as part of the indemnification obligation of the Indemnifying Party hereunder. Notwithstanding the foregoing, neither the Indemnifying Party nor the Indemnified Party may settle or compromise any claim over the objection of the other; provided, however, that consent to settlement or compromise shall not be unreasonably withheld. In any event, the Indemnified Party and the Indemnifying Party may participate, at their own expense, in the defense of such asserted liability. If the Indemnifying Party chooses to defend any claim, the Indemnified Party shall make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for such defense. Notwithstanding anything to the contrary in this Section 9.2, (i) the party conducting the defense of a claim shall (A) keep the other party informed on a reasonable and timely basis as to the status of the defense of such claim (but only to the extent such other party is not participating jointly in the defense of such claim), and (B) conduct the defense of such claim in a prudent manner, and (ii) the Indemnifying Party shall not cease to defend, settle or otherwise dispose of any claim without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld).

         9.3 Indemnification Payment. Upon the final determination of liability and the amount of the indemnification payment under this Section 9, the appropriate party shall pay to the other, as the case may be, within twenty (20) business days after such determination, the amount of any claim for indemnification made hereunder.


         9.4 Survival. The provisions of Section 9 shall survive any termination of this Agreement. Each Indemnified Party's rights under Section 9 shall not be deemed to have been waived or otherwise affected by such Indemnified Party's waiver of the breach of any representation, warranty, agreement or covenant contained in or made pursuant to this Agreement, unless such waiver expressly and in writing also waives any or all of the Indemnified Party's rights under
Section 9.


                                   SECTION 10

                                   TERMINATION


         10.1 Term; Termination. The term of this Agreement shall begin on the Effective Date and, unless sooner terminated as hereinafter provided, shall continue until the later of (i) the expiration date of the last to expire CIMA Patent containing a Valid Claim or (ii) for a period of ten (10) years from the first commercial sale by Aventis of a Product to an independent third party. Upon expiration of this Agreement in accordance with the preceding sentence, or pursuant to Section 4.4. AVENTIS shall have the royalty-free right to continue using the CIMA Technology furnished hereunder. Notwithstanding the foregoing, this Agreement may be terminated as follows:


                  (a) Termination for Insolvency. If either AVENTIS or CIMA (i) makes a general assignment for the benefit of creditors or becomes insolvent; (ii) files an insolvency petition in bankruptcy; (iii) petitions for or acquiesces in the appointment of any receiver, trustee or similar officer to liquidate or conserve its business or any substantial part of its assets; (iv) commences under the laws of any jurisdiction any proceeding involving its insolvency, bankruptcy, reorganization, adjustment of debt, dissolution, liquidation or any other similar proceeding for the release of financially distressed debtors; or (v) becomes a party to any proceeding or action of the type described above in (iii) or (iv) and such proceeding or action remains undismissed or unstayed for a period of more than 60 days, then the other party may by written notice terminate this Agreement in its entirety with immediate effect.

                  (b) Termination for Default. AVENTIS and CIMA each shall have the right to terminate this Agreement for default upon the other's failure to comply in any material respect with the terms and conditions of this Agreement. At least 60 days prior to any such termination for default, the party seeking to so terminate shall give the other written notice of its intention to terminate this Agreement in accordance with the provisions of this Section 10.1(b), which notice shall set forth the default(s) which form the basis for such termination. If the defaulting party fails to correct such default(s) within 60 days after receipt of notification, then such party immediately may terminate this Agreement. This Section 10.1(b) shall not be exclusive and shall not be in lieu of any other remedies available to a party hereto for any default hereunder on the part of the other party.

                  (c) Termination by AVENTIS. AVENTIS shall have the right to terminate this Agreement for any reason, upon sixty (60) days written notice to CIMA, provided, however that in the event that CIMA is manufacturing the Product, AVENTIS shall have the right to terminate this Agreement for any reason upon six (6) months written notice to CIMA. In the event that AVENTIS terminates this Agreement under this
         Section 10.1 (c) after the payment of the entire Technology Development Fee contemplated by Schedule C but prior to Launch of the Product, AVENTIS shall pay CIMA [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***], provided that CIMA is in compliance with of its obligations under this Agreement at the time of termination. In the event that AVENTIS terminates this Agreement under this Section 10.1
         (c), then on the [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] of the Effective Date or upon termination if such termination takes place after the [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] of the Effective Date, AVENTIS shall grant CIMA [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] related to the [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] of the Product [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] by CIMA under this Agreement to CIMA. AVENTIS shall assist CIMA, at CIMA's expense and on CIMA's behalf, in the [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***], including but not limited to the [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] of any [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] relating thereto. For greater certainty, AVENTIS shall [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] by CIMA or AVENTIS related to the Product and shall be a [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] with CIMA [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***].


         10.2 Continuing Obligations. Termination of this Agreement for any reason shall not relieve the parties of any obligation accruing prior thereto with respect to the Product and shall be without prejudice to the rights and remedies of either party with respect to any antecedent breach of the provisions of this Agreement. Without limiting the generality of the foregoing, no termination of this Agreement, whether by lapse of time or otherwise, shall serve to terminate the obligations of the parties hereto under Sections 8.3, 8.4, 8.5, 8.6, 8.12, 9, 10.2 and 11 hereof, and such obligations shall survive any such termination.

                                   SECTION 11

                                  MISCELLANEOUS


         11.1 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that neither CIMA nor AVENTIS may assign any of its rights, duties or obligations hereunder without the prior written consent of the other, which consent shall not be unreasonably withheld, except that no prior written consent shall be required for (i) assignment to any Affiliate who shall be substituted directly in whole or in part for it hereunder; provided, however, that the assignor shall guarantee the performance of its Affiliate assignee hereunder, or (ii) the successor or assignee of all or substantially all of the Party's business or assets related to the subject matter of this Agreement.


         11.2 Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or facsimile and confirmed in writing, or mailed first class, postage prepaid, by registered or certified mail, return receipt requested (mailed notices and notices sent by facsimile shall be deemed to have been given on the date received) as follows:


                  If to CIMA, as follows:

                     CIMA LABS INC.
                     10000 Valley View Road
                     Eden Prairie, MN  55344
                     Facsimile:  952-947-8770
                     Attention:  President and CEO


                  If to AVENTIS, as follows:

                     Aventis Pharmaceuticals Inc.
                     Route 202-206
                     Bridgewater, NJ 08807
                     Facsimile:  908-231-3619
                     Attention:  Senior Vice President Corporate Development


           With a copy to Vice President, Legal Corporate Development or in any case to such other address or addresses as hereafter shall be furnished as provided in this Section 11.2 by any party hereto to the other party.


         11.3 Waiver; Remedies. Any term or provision of this Agreement may be waived at any time by the party entitled to the benefit thereof by a written instrument executed by such party. No delay on the part of CIMA or AVENTIS in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of either CIMA or AVENTIS of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.


         11.4 Independent Contractors. The parties hereto are independent contractors and nothing contained in this Agreement shall be deemed to create the relationship of partners, joint venturers, or of principal and agent, franchisor and franchisee, or of any association or relationship between the parties other than as expressly provided in this Agreement. AVENTIS acknowledges that it does not have, and AVENTIS shall not make representations to any third party, either directly or indirectly, indicating that AVENTIS has any authority to act for or on behalf of CIMA or to obligate CIMA in any way whatsoever. CIMA acknowledges that it does not have, and it shall not make any representations to any third party, either directly or indirectly, indicating that it has any authority to act for or on behalf of AVENTIS or to obligate AVENTIS in any way whatsoever.


         11.5 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, including but not limited to a certain Formulation Agreement dated July 31, 2000 ,or understandings of the parties relating thereto.


         11.6 Amendment. This Agreement may be modified or amended only by written agreement of the parties hereto.


         11.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute a single instrument.


         11.8 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York excluding any choice of law rules which may direct the application of the law of another state.


         11.9 Dispute Resolution. To the extent that a dispute arises with respect to a term or provision of this Agreement which is not subject to a specific time period or remedy, the parties will use all reasonable efforts to resolve in an amicable fashion any dispute, claim or controversy that may arise relating to the terms or performance of this Agreement. If the parties are unable to resolve such dispute within thirty (30) days after initial notice, either party, by notice to the other, may have such dispute referred to a senior officer of each company. Such officers shall attempt to resolve the dispute by good faith negotiation within thirty (30) days after receipt of such notice. Except where clearly prevented by the area in dispute, both parties agree to continue performing their respective obligations under this Agreement while the dispute is being resolved.


         11.10 Captions. All section titles or captions contained in this Agreement, in any Schedule referred to herein or in any Exhibit annexed hereto, and the table of contents, if any, to this Agreement are for convenience only, shall not be deemed a part of this Agreement and shall not affect the meaning or interpretation of this Agreement.


         11.11 No Third-Party Rights. Except as contemplated by Section 2.2, no provision of this Agreement shall be deemed or construed in any way to result in the creation of any rights or obligation in any Person not a party or not affiliated with a party to this Agreement.

         11.12 Severability. If any provision of this Agreement is found or declared to be invalid or unenforceable by any court or other competent authority having jurisdiction, such finding or declaration shall not invalidate any other provision hereof, and this Agreement shall thereafter continue in full force and effect.


         11.13 Attachments. All Schedules, Exhibits and other attachments to this Agreement are by this reference incorporated herein and made a part of this Agreement.


         11.14 Force Majeure. In the event that a party is prevented from carrying out its obligations under this Agreement by an event of Force Majeure, then such party's performance of its obligations under this Agreement shall be excused during the period of such event and for a subsequent reasonable period of recovery; provided, however, that the party whose performance is excused shall promptly notify the other party of the existence of such cause and shall at all times use commercially reasonable efforts to promptly resume and complete performance.


         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered on the day and year first above written.


                                     CIMA LABS INC.


                                     By: /s/ John Siebert, Ph.D.
                                        -----------------------------
                                        Name:   John Siebert Ph.D.
                                        Title:  President and CEO



                                     AVENTIS PHARMACEUTICALS, INC.


                                     By: /s/ Sol Rajfer
                                        -----------------------------
                                        Name:   Sol Rajfer
                                        Title:  Senior Vice President

                                                                   SCHEDULE A TO
                                                         DEVELOPMENT AND LICENSE
                                                                       AGREEMENT


                              DEVELOPMENT SCHEDULE

OraSolv(R) Fexofenadine Hydrochloride [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***]


ANTICIPATED PRODUCT ATTRIBUTES:

         o Active ingredient and potency


Fexofenadine Hydrochloride [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***]


                    DEVELOPMENT ACTIVITIES, COSTS AND TIMING


--------------------------------------------------------------------------------

PHASE               ACTIVITY                   TIMING              COSTS($)
-----               --------                   ------              --------




           [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED
       SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. FIVE PAGES
                                   OMITTED***]

--------------------------------------------------------------------------------

                                  SCHEDULE B TO
                             DEVELOPMENT AND LICENSE
                                    AGREEMENT



                                  ROYALTY RATES



         Pursuant to Sections 4.3 and 4.4, AVENTIS shall pay to CIMA a percentage of Annual Net Sales, if any, actually recorded during such Year, as indicated on the following schedules:


         All of the Territory except [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***]


    Net Sales of Product in the Territory Except               Royalty Rate*
    [***CONFIDENTIAL TREATMENT REQUESTED, PORTION
    OMITTED FILED SEPARATELY WITH THE SECURITIES
    AND EXCHANGE COMMISSION***]

    [***CONFIDENTIAL TREATMENT REQUESTED, PORTION
    OMITTED FILED SEPARATELY WITH THE SECURITIES
    AND EXCHANGE COMMISSION***] of Net Sales

    [***CONFIDENTIAL TREATMENT REQUESTED, PORTION
    OMITTED FILED SEPARATELY WITH THE SECURITIES
    AND EXCHANGE COMMISSION***] of Net Sales

    [***CONFIDENTIAL TREATMENT REQUESTED, PORTION
    OMITTED FILED SEPARATELY WITH THE SECURITIES
    AND EXCHANGE COMMISSION***] of Net Sales


         [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***]


         The parties shall discuss and agree upon the royalty rate for [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***]as soon as practicable after the Effective Date but no later than [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] prior to the expected launch of the Product in [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***]. The agreed upon royalty rate for [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] shall take into consideration Aventis' [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***]. The parties agree that the [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] as set forth above.


[***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***]

                                                                   SCHEDULE C TO
                                                            DEVELOPMENT, LICENSE
                                                            AND SUPPLY AGREEMENT


                  TECHNOLOGY DEVELOPMENT AND MILESTONE PAYMENTS


         Pursuant to Section 4.1 (b), AVENTIS shall pay CIMA: [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] of the Technology Development Fee upon signature of this Agreement and the remaining [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] within [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] of successful completion of AVENTIS' [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] Product. In the event, that (i) this Agreement is terminated under 10.1 (c) or (ii) AVENTIS notifies CIMA that the [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] were unsuccessful and AVENTIS nevertheless desires CIMA to continue the Activities in Schedule A (which the Parties shall amend as appropriate) Aventis shall pay CIMA the [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] of the [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] no later than [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***].


         Pursuant to Section 4.1 (b), AVENTIS shall pay CIMA the milestone payments set forth below (each a "Milestone Payment") within [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] days of completion of the research and development milestones (each a "Milestone") set forth opposite such Milestone Payment:

          Technology Development Fee:      [***CONFIDENTIAL TREATMENT REQUESTED,
                                           PORTION OMITTED FILED SEPARATELY
                                           WITH THE SECURITIES AND EXCHANGE
                                           COMMISSION***]

          MILESTONE ACTIVITY               MILESTONE PAYMENT

           [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***]

                                                                   SCHEDULE D TO
                                                         DEVELOPMENT AND LICENSE
                                                                       AGREEMENT



                                  COST OF GOODS






Formulation                                    Cost per Tablet [***CONFIDENTIAL
                                            TREATMENT REQUESTED, PORTION OMITTED
                                            FILED SEPARATELY WITH THE SECURITIES
                                            AND EXCHANGE COMMISSION***]

[***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***]

*Assumptions:


1) [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] of [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] campaigns.


2) No costs related to the [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] are included, other than [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] and its release by CIMA for use in tablets.


3) AVENTIS' Packaging uses CIMA's standard [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] tablets per card and [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] cards per carton format.

                                    AMENDMENT


This Amendment dated November 30, 2001 is to amend the Development and License Agreement between Cima Labs Inc. ("Cima") and Aventis Pharmaceuticals Inc. ("Aventis") dated August 1, 2001 (the "Development and License Agreement"). The terms used in this Amendment, which are defined in the Development and License Agreement, shall have the same meanings as set forth therein.

Cima and Aventis hereby agree to make the following amendment to the Development and License Agreement:

          1. In the second sentence of the first paragraph of Schedule C, the words [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] shall be deleted and the words [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] shall be inserted in their place.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives, effective as of the day and year first written above.

CIMA LABS INC.                        AVENTIS PHARMACEUTICALS INC.

By:  /s/ John M. Siebert              By:  /s/ Thomas Hofstaetter
   ---------------------                 ---------------------------------
Name:  John M. Siebert                Name:  Thomas Hofstaetter
     -------------------                   -------------------------------
Title: President & CEO                Title: SR. VP, CORPORATE DEVELOPMENT
       -----------------                    ------------------------------

                                  AMENDMENT #2


This Amendment #2 dated December 20, 2001 is to further amend the Development and License Agreement between Cima Labs Inc. ("Cima") and Aventis
Pharmaceuticals Inc. ("Aventis") dated August 1, 2001, as amended by the November 30, 2001 Amendment (the "Development and License Agreement"). The terms used in this Amendment, which are defined in the Development and License Agreement, shall have the same meanings as set forth therein.

Cima and Aventis hereby agree to make the following amendment to the Development and License Agreement:

          In Schedule C in the second sentence of the first paragraph the words [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] shall be deleted and the words [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] shall be inserted in their place.

In all other respects, the terms and conditions of the Development and License Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have cause this Amendment #2 to be executed by their duly authorized representatives, effective as of the day and year first written above.

CIMA LABS INC.                          AVENTIS PHARMACEUTICALS INC.

By: /s/ John Hontz                      By: /s/ Michael Yeomans
   ---------------                         ---------------------

Name:   John Hontz                      Name:  Michael Yeomans

Title:  Chief Operating Officer         Title: V.P., Global Business Development

                                  AMENDMENT #3


This Amendment #3 dated January 18, 2002 is to further amend the Development and License Agreement between Cima Labs Inc. ("Cima") and Aventis Pharmaceuticals Inc. ("Aventis") dated August 1, 2001, as amended by the November 30, 2001 and December 19, 2001 Amendments (the "Development and License Agreement"). The terms used in this Amendment, which are defined in the Development and License Agreement, shall have the same meanings as set forth therein.

Cima and Aventis hereby agree to make the following amendment to the Development and License Agreement:

     1. In Schedule C in the second sentence of the first paragraph the words [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] shall be deleted and the words [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] shall be inserted in their place.

In all other respects, the terms and conditions of the Development and License Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Amendment #3 to be executed by their duly authorized representatives, effective as of the day and year first written above.

CIMA LABS INC.                        AVENTIS PHARMACEUTICALS INC.



By: /s/ John M. Siebert               By:  /s/ Michael Yeomans
   -------------------------------       --------------------------------------
                       18 Jan 2002                                  18 Jan 2002

Name:   John Siebert                  Name:  Michael Yeomans

Title:  Chief Executive Officer       Title:  V.P., Global Business Development

                                  AMENDMENT #4


This Amendment #4 dated February 15, 2002 is to further amend the Development and License Agreement between Cima Labs Inc. ("Cima") and Aventis Pharmaceuticals Inc. ("Aventis") dated August 1, 2001 (the "Development and License Agreement"), as amended. The terms used in this Amendment, which are defined in the Development and License Agreement, shall have the same meanings as set forth therein.

Cima and Aventis hereby agree to make the following amendments to the Development and License Agreement:

         1.       Schedule A shall be deleted in its entirety and replaced with
                  Exhibit 1 attached hereto;

         2. In Schedule C in the first sentence of the first paragraph the words [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] shall be deleted and the words [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] shall be inserted in their place;

         3. In Schedule C in the second sentence of the first paragraph the words [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] no later than [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] shall be deleted and the words "[***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] no later than [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] shall be inserted in their place; and

         4. In Schedule C in the fourth line of the second paragraph the words "Technology Development Fee: [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***]" shall be deleted and the words "Technology Development Fee: [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***]" shall be inserted in their place;

In all other respects, the terms and conditions of the Development and License Agreement remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Amendment #4 to be executed by their duly authorized representatives, effective as of the day and year first written above.

CIMA LABS INC.                        AVENTIS PHARMACEUTICALS INC.



By: /s/ John M. Siebert               By:  /s/ Lawrence M. Schwartz
   ---------------------------------     ------------------------------------
                         15 Feb 2002                              15-Feb-2002

Name:   John M. Siebert               Name:  Lawrence M. Schwartz
     -------------------------------       ----------------------------------
Title:  President & CEO               Title:  Head, Technology Outsourcing Mgmt.

                                    EXHIBIT 1

OraSolv(R)Fexofenadine Hydrochloride [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***]

ANTICIPATED PRODUCT ATTRIBUTES:

     o    Active ingredient and potency

Fexofenadine Hydrochloride [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***]


                               EXHIBIT 1 (Cont'd)

                    DEVELOPMENT ACTIVITIES, COSTS AND TIMING

------------- ------------------------------------------------------- ---------------------- ---------------------------
   PHASE                             ACTIVITY                                TIMING                  COSTS ($)
------------- ------------------------------------------------------- ---------------------- ---------------------------
[***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***]
------------------------------------------------------------------------------------------------------------------------